Exhibit 99.1

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

VAALCO ENERGY, INC. ENTERS INTO NEW $300 MILLION REVOLVING CREDIT FACILITY

HOUSTON, March 05, 2025 (GLOBE NEWSWIRE) -- VAALCO Energy, Inc. (NYSE: EGY; LSE: EGY) (“Vaalco” or the “Company”) announced that it has entered into a new revolving credit facility (“the new facility”) with an initial commitment of $190 million and the ability to grow to $300 million, led by The Standard Bank of South Africa Limited, Isle of Man Branch with other participating banks and financial partners. This new facility, which is subject to customary administrative conditional precedents, replaces the Company’s existing undrawn revolving credit facility that was provided by Glencore Energy UK Ltd. The Company arranged the new facility primarily to provide short-term funding that may be needed from time-to-time to supplement its internally generated cash flow and cash balance as it executes its planned investment programs across its diversified asset base over the next few years.

Key terms include:

•Six-year term with facility amortization to begin on September 30, 2026;
•Initial commitment of $190 million with the ability to grow to $300 million through a $110 million accordion;
•Amounts drawn bear interest of 6.5% plus SOFR until the Côte d’Ivoire Floating Production Storage and Offloading vessel (“FPSO”) Dry Dock Refurbishment Project is completed;
•Interest rate will decrease to 6.0% plus SOFR once the FPSO project is completed;
•Undrawn available amounts incur a fee of 35% of margin per annum and undrawn unavailable amounts incur a fee of 20% of margin per annum, with semi-annual borrowing base redeterminations; and
•Secured with Vaalco’s Gabon, Egypt and Côte d’Ivoire assets.

“Closing this new credit facility will supplement our internally generated cash flow and cash balance to assist in funding our robust organic growth projects,” said George Maxwell, Vaalco’s Chief Executive Officer. “With $190 million in initial commitment and the ability to grow to $300 million, this facility enables us to fund any short-term capital funding needs that may occur as we execute the significant growth projects across our assets over the next couple of years. We appreciate the support shown by our lending group which we believe affirms the strength of our diverse asset base. We are excited about the major projects that we have planned which are expected to deliver a step-change in organic growth across our portfolio.”

The Company entered into the new facility with The Standard Bank of South Africa Limited, Isle of Man Branch as the lead bank on the facility. Other participants include Rand Merchant Bank, The Mauritius Commercial Bank Limited and Glencore Energy UK Ltd.

About Vaalco
Vaalco, founded in 1985 and incorporated under the laws of Delaware, is a Houston, Texas, USA based, independent energy company with a diverse portfolio of production, development and exploration assets across Gabon, Egypt, Côte d’Ivoire, Equatorial Guinea, Nigeria and Canada.

For Further Information

Vaalco Energy, Inc. (General and Investor Enquiries)	+00 1 713 543 3422
Website:	www.vaalco.com

Al Petrie Advisors (US Investor Relations)	+00 1 713 543 3422
Al Petrie / Chris Delange

Buchanan (UK Financial PR)	+44 (0) 207 466 5000
Ben Romney / Barry Archer	Vaalco@buchanan.uk.com

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by those laws and other applicable laws and may also include “forward-looking information” within the meaning of applicable Canadian securities law (collectively "forward-looking statements"). Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. All statements other than statements of historical fact may be forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “forecast,” “outlook,” “aim,” “target,” “will,” “could,” “should,” “may,” “likely,” “plan” and “probably” or similar words may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this press release may include, but are not limited to, statements relating to (i) estimates of future drilling, production, sales and costs of acquiring crude oil, natural gas and natural gas liquids; (ii) expectations regarding Vaalco's ability to effectively integrate assets and properties it has acquired as a result of the Svenska acquisition into its operations; (iii) expectations regarding future exploration and the development, growth and potential of Vaalco’s operations, project pipeline and investments, and schedule and anticipated benefits to be derived therefrom; (iv) expectations regarding future acquisitions, investments or divestitures; (v) expectations of future dividends; (vi) expectations of future balance sheet strength; and (vii) expectations of future equity and enterprise value.

Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: risks relating to any unforeseen liabilities of Vaalco; the ability to generate cash flows that, along with cash on hand, will be sufficient to support operations and cash requirements; risks relating to the timing and costs of completion for scheduled maintenance of the FPSO servicing the Baobab field; and the risks described under the caption “Risk Factors” in Vaalco’s 2023 Annual Report on Form 10-K filed with the SEC on March 15, 2024 and subsequent Quarterly Reports on Form 10-Q filed with the SEC.

Inside Information

This announcement contains inside information as defined in Regulation (EU) No. 596/2014 on market abuse which is part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“MAR”) and is made in accordance with the Company’s obligations under article 17 of MAR. The person responsible for arranging the release of this announcement on behalf of Vaalco is Matthew Powers, Corporate Secretary of Vaalco.

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